Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Registration Statement (No. 333-284062) on Form S-1/A of Helio Corporation of our report dated December 27, 2024, relating to our audit of the consolidated financial statements of Helio Corporation for the years ended October 31, 2024, 2023, and 2022.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Astra Audit & Advisory, LLC

Tampa, Florida

March 7, 2025